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                                                                      Exhibit 24


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that I the undersigned, a director of Regeneration Pharmaceuticals, Inc., a New York corporation, do hereby constitute and appoint Leonard S. Schleifer, Murray A. Goldberg and Stuart Kolinski, and each of them severally to be my true and lawful attorneys-in-fact and agents each acting alone with full power of substitution and revocation, to sign my name to the Regeneron Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 2001 and any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and I hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, amy lawfully do or cause to be done by virtue hereof.

     IN WITNESS HEREOF, I have subscribed these presents as of March __, 2002.



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